Exhibit 4.2

REDACTED COPY

Certain identified confidential information has been redacted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Confidential portions of this Exhibit are designated by [*****].

Agreement No. ADT:02767/17

7th AMENDMENT TO THE EQUIPMENT SUPPLY AGREEMENT Entered Into on June 26, 2014.

NET+PHONE TELECOMUNICAÇÕES LTDA., a limited liability business society, with headquarters at Avenida Brigadeiro Faria Lima, no. 1.384, 7th floor, Part A, in the city of São Paulo, State of São Paulo, enrolled at the Corporate Taxpayer Registry of the Ministry of Finance (CNPJ/MF) under no. 06.066.832/0001-97, herein represented as provided for in its By-Laws, hereinafter referred to as “CLIENT”;

PAX BR COMÉRCIO E SERVIÇOS DE EQUIPAMENTOS DE INFORMÁTICA LTDA., a limited liability business society, with headquarters at Rua Santa Mônica, no. 1.391, Lot 03, Block AH, Industrial Park San Jose, in the City of Cotia, State of São Paulo, Zip Code (CEP) 06.715-865, enrolled at CNPJ/MF under no. 11.603.135/0001-68, herein represented as provided for in its Articles of Incorporation, hereinafter referred to simply as “PAX”; and

TRANSIRE FABRICAÇÃO DE COMPONENTES ELETRÔNICOS LTDA., a limited liability business society, with its current headquarters in the city of Manaus, State of Amazonas, at Avenida dos Oitis, no. 2.449, District Armando Mendes, CEP 69.089-035, enrolled at CNPJ/MF under no. 21.785.364/0001-02, herein represented as provided for in its Articles of Incorporation, hereinafter referred to simply as “TRANSIRE”.

WHEREAS:

(i) The Parties entered into the Equipment Supply Agreement (“Agreement”) on June 26, 2014, duly amended on October 21, 2014, July 3, 2015, October 8, 2015, May 20, 2016, May 20, 2016, December 9, 2016, February 6, 2017; and

(ii) The Parties wish to include the company PAGSEGURO INTERNET S.A. as part of the Agreement.

The Parties have mutually adjusted and agreed to enter into the present 7th Amendment to the Equipment Supply Agreement (“Amendment Term”), under the following terms and conditions:

1. AMENDMENT

1.1. The Parties resolve, by mutual agreement, to include the company PAGSEGURO INTERNET S.A. as a contracting party in the Agreement, with the preamble of the Agreement being from now on in force with the following wording:

“NET+PHONE TELECOMUNICAÇÕES LTDA., a limited liability business society, with headquarters at Avenida Brigadeiro Faria Lima, no. 1.384, 7th floor, Part A, in the city of São Paulo, State of São Paulo, enrolled at the Corporate Taxpayer Registry of the Ministry of Finance (CNPJ/MF) under no. 06.066.832/0001-97, herein represented as provided for in its By-Laws, hereinafter referred to as “CLIENT 1”;

PAGSEGURO INTERNET S.A., a corporation with headquarters at Avenida Brigadeiro Faria Lima, 1384, 4th floor, Part A, in the City of São Paulo, State of São Paulo, enrolled at CNPJ/MF under no. 08.561.701/0001-01, herein represented as provided for in its By-Laws, hereinafter referred to simply as “CLIENT 2”, being, CLIENT 1 and CLIENT 2, jointly, also referred to simply as “CLIENTS”;

PAX BR COMÉRCIO E SERVIÇOS DE EQUIPAMENTOS DE INFORMÁTICA LTDA., a limited liability business society, with headquarters at Rua Santa Mônica, no. 1.391, Lot 03, Block AH, Industrial Park San Jose, in the City of Cotia, State of São Paulo, Zip Code (CEP) 06.715-865, enrolled at CNPJ/MF under no. 11.603.135/0001-68, herein represented as provided for in its Articles of Incorporation, hereinafter referred to simply as “PAX” and

TRANSIRE FABRICAÇÃO DE COMPONENTES ELETRÔNICOS LTDA., a limited liability business society, with its current headquarters in the city of Manaus, State of Amazonas, at Avenida dos Oitis, no. 2.449, District Armando Mendes, CEP 69.089-035, enrolled at CNPJ/MF under no. 21.785.364/0001-02, herein represented as provided for in its Articles of Incorporation, hereinafter referred to simply as “TRANSIRE”.

Being CLIENT 1, CLIENT 2, PAX and TRANSIRE hereinafter also referred to, separately, “Party” and, jointly, as “Parties”.

1.2. In view of the above inclusion, the Parties resolve to adjust clause 10.2 of the Agreement, which shall be in force with the following wording:

“10.2. The PRICE of the orders carried out shall be paid by the respective purchasing CLIENT(S), within [*****], upon the issuance of an individualized Fiscal Document/Invoice against the purchasing CLIENT(S), where the CLIENT information shown in the preamble of the Agreement must be observed.”

1.3. Finally, where there is reference only to the CLIENT NET+PHONE TELECOMUNICAÇÕES LTDA. in the Agreement, in whatever is not specific, as in the above payment clause, it should be understood as being a reference also to the CLIENTS NET+PHONE TELECOMUNICAÇÕES LTDA. and PAGSEGURO INTERNET S.A.

2. RATIFICATION

2.1. The Parties have ratified all the other terms and conditions of the Agreement, being clear that the terms and conditions which have not expressly been amended by the present Instrument remain unchanged and in full force.

And in witness whereof, the Parties sign the present instrument, in 3 (three) counterparts of same content, in the presence of two witnesses.

/s/ Marcelo Ivaldo da Silva /s/ Siomar de Almeida Torres		/s/ Marcelo Ivaldo da Silva /s/ Siomar de Almeida Torres
NET+PHONE TELECOMUNICAÇÕES LTDA.		PAGSEGURO INTERNET S.A.

Marcelo Ivaldo da Silva Controllership Director RG: 30.034.79 CPF: 497.058.224.69	Siomar de Almeida Torres Finance Director RG: 19.713.792 CPF: 125.591.238-55	Marcelo Ivaldo da Silva Controllership Director RG: 30.034.79 CPF: 497.058.224.69	Siomar de Almeida Torres Finance Director RG: 19.713.792 CPF: 125.591.238-55

/s/ Rejane Novaes	/s/ Rejane Novaes
PAX BR COMÉRCIO E SERVIÇOS DE EQUIPAMENTOS DE INFORMÁTICA LTDA.	TRANSIRE FABRICAÇÃO DE COMPONENTES ELETRÔNICOS LTDA.

Rejane Novaes RG: 21.213.546-6 CPF: 129.306.928-04	Rejane Novaes RG: 21.213.546-6 CPF: 129.306.928-04

Witnesses:

1.	/s/ Luiz Carlos M. de Jesus	2.	/s/ Fabiana A. Algaves
Name:	Luiz Carlos M. de Jesus	Name:	Fabiana A. Algaves
CPF:	0l0.320.138-69	CPF:	369.450.098-74
RG:	10.614.703-1	RG:	41.880.120-4

[*****] Confidential information redacted.